UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 20, 2026

Better Home & Finance Holding Company
(Exact name of registrant as specified in charter)

Delaware	001-40143	93-3029990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 World Trade Center 285 Fulton St., 80th Floor Suite A New York, NY	10007
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 523-8837

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	BETR	The Nasdaq Stock Market LLC
Warrants exercisable for one share of Class A common stock at an exercise price of $575	BETRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information contained in Item 3.03 below is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

Effective August 20, 2026, the Special Committee (the “Special Committee”) of the Board of Directors (the “Board”) of Better Home & Finance Holding Company (the “Company”) adopted a rights plan and declared a dividend of (a) one Class A Right per share of Class A Common Stock, (b) one Class B Right per share of Class B Common Stock, and (c) one Class C Right per share of Class C Common Stock (the Class A Rights, Class B Rights and Class C Rights, collectively, the “Rights”). The dividend is payable on August 31, 2026, to the Company’s stockholders of record on that date. The terms of the Rights and the rights plan are set forth in a Rights Agreement, dated as of August 20, 2026 (the “Rights Agreement”), by and between the Company and Computershare Trust Company, N.A., as rights agent (or any successor rights agent), as it may be amended from time to time.

The Special Committee adopted the limited-duration rights plan to safeguard the interests of the Company’s stockholders. The adoption of a rights plan is a well-accepted approach to assure that all of the Company’s stockholders receive fair and equal treatment in the event of any proposed takeover of the Company, to guard against tactics to gain control of the Company without paying all stockholders a premium for that control and to enable all stockholders to realize the long-term value of their investment in the Company. The rights plan is not intended to interfere with any merger, tender offer or exchange offer or other business combination approved by the Board.

In general terms, the Rights Agreement imposes a significant penalty upon any person or group (other than the Company or certain related persons) that is or becomes the beneficial owner of 15% or more of any class of the Company’s then-outstanding common stock, or 15% or more of the voting power of the then-outstanding capital stock of the Company, without the prior approval of the Board. In the case of a person or group that beneficially owns more than the applicable threshold of the Company’s then-outstanding common stock on the date the plan is adopted, the Rights will not be triggered unless and until such person or group becomes the beneficial owner of any additional shares of the Company’s common stock. A person or group that acquires beneficial ownership of a percentage of shares of the Company’s common stock in excess of the applicable threshold is called an “Acquiring Person.” Any Rights held by an Acquiring Person will be null and void and may not be exercised. The term “beneficial ownership” is defined in the Rights Agreement and includes, among other things, certain derivative arrangements.

A summary of the terms of the Rights Agreement follows:

The Rights. The Board authorized the issuance of (a) one Class A Right per share of Class A Common Stock, (b) one Class B Right per share of Class B Common Stock, and (c) one Class C Right per share of Class C Common Stock outstanding on August 31, 2026. If the Rights become exercisable, each Right would allow its holder to purchase from the Company one one-thousandth of a share of the Company’s Series A Junior Participating Preferred Stock (a “Preferred Share”) for a purchase price of $65.00 (the “Purchase Price”). Each one one‑thousandth of a Preferred Share is referred to herein as a “fractional Preferred Share.” Each fractional Preferred Share would be entitled to one vote, voting together with the holders of common stock, and, when and if declared by the Board, the per-share dividend declared on common stock. Each fractional Preferred Share would also generally entitle its holder to the same liquidation rights as does one share of common stock. Prior to exercise, however, a Right does not give its holder any dividend, voting or liquidation rights.

Exercisability. The Rights will not be exercisable until the earlier of:

•
10 calendar days after the first public announcement that a person or group has become an Acquiring Person (the “Share Acquisition Date”) (provided that, if such tenth calendar day occurs before August 31, 2026, then the Share Acquisition Date shall be August 31, 2026); and

•
10 business days (or a later date as may be determined by the Board) after a person or group commences a tender or exchange offer that, if completed, would result in that person or group becoming an Acquiring Person.

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The date that the Rights become exercisable is referred to as the “Distribution Date.” Until the Distribution Date, the Rights will be evidenced by the Company’s common stock certificates and contain a notation to that effect (or, if the Company’s common stock is uncertificated, by registration of the associated shares of common stock on the Company’s stock transfer books). Any transfer of shares of common stock prior to the Distribution Date will constitute a transfer of the associated Rights. After the Distribution Date, the Rights will separate from the shares of common stock and be evidenced by right certificates, which the Company will mail to all holders of Rights that have not become null and void.

Flip-in Event. After the Distribution Date, if a person or group already is or becomes an Acquiring Person, all holders of Rights, except the Acquiring Person, may exercise their Rights upon payment of the Purchase Price to purchase a number of shares of common stock having a market value of two times the Purchase Price.

Flip-over Event. After the Distribution Date, if a flip-in event has already occurred and the Company is acquired in a merger or similar transaction, all holders of Rights except the Acquiring Person may exercise their Rights, upon payment of the Purchase Price, to purchase shares of common stock of the acquiring corporation having a market value of two times the Purchase Price.

Expiration. Unless earlier redeemed or exchanged, the Rights will expire on the date of the Company’s 2027 annual meeting of stockholders.

Redemption. The Board may redeem all (but not less than all) of the Rights for a redemption price of $0.001 per Right (the “Redemption Price”) at any time before the later of (i) the Distribution Date and (ii) the Share Acquisition Date. Once the Rights are redeemed, the right to exercise the Rights will terminate, and the only right of the holders of Rights will be to receive the Redemption Price. The Board may adjust the Redemption Price if the Company declares a stock split or issues a stock dividend on the shares of the Company’s common stock.

Exchange. At any time after the Share Acquisition Date and the Distribution Date, the Board may exchange each Right (other than Rights that have become null and void) for one share of common stock of the applicable class or an equivalent security, cash, other assets, or any combination of the foregoing, that have aggregate value, as determined in good faith by the Board, equal to the current market value of one common share of the applicable class. The Board may not effect an exchange after any person becomes the beneficial owner of 50% or more of the Company’s voting power.

Anti-Dilution Provisions. The Board may adjust the Purchase Price of the Preferred Shares, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur as a result of certain events, including among others, a stock dividend, a stock split or a reclassification of the Preferred Shares or the Company’s common stock. No adjustments to the Purchase Price of less than 1% will be made.

Amendments. Before the time Rights cease to be redeemable, the Board may amend or supplement the Rights Agreement without the consent of the holders of the Rights, except that no amendment may decrease the Redemption Price below $0.001 per Right. At any time thereafter, the Board may amend or supplement the Rights Agreement only to cure an ambiguity, to alter time period provisions, to correct inconsistent provisions or to make any additional changes to the Rights Agreement, but only to the extent that those changes do not impair or adversely affect any Rights holder and do not result in the Rights again becoming redeemable. The limitations on the Board’s ability to amend the Rights Agreement do not affect the Board’s power or ability to take any other action that is consistent with its fiduciary duties and the terms of the Rights Agreement, including without limitation, accelerating or extending the expiration date of the Rights, making any amendment to the Rights Agreement that is permitted by the Rights Agreement or adopting a new Rights Agreement with such terms as the Board determines in its sole discretion to be appropriate.

A copy of the Rights Agreement is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to such exhibit.

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Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement referenced in Item 3.03 above, the Special Committee approved the Certificate of Designation establishing the Preferred Shares and the rights, preferences and privileges thereof. The Certificate of Designation was filed with the Secretary of State of the State of Delaware on August 20, 2026. A copy of the Certificate of Designation is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The information set forth under Item 3.03 above is incorporated herein by reference.

Item 8.01.	Other Events.

On August 20, 2026, the Company announced the declaration of the dividend of Rights and issued a press release relating to such event, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Designation of Series A Junior Participating Preferred Stock of Better Home & Finance Holding Company.

4.1	Rights Agreement, dated as of August 20, 2026, by and between the Company and Computershare Trust Company, N.A.

99.1	Press Release, dated August 20, 2026.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BETTER HOME & FINANCE HOLDING COMPANY

	By:	/s/ Paula Tuffin
		Name:	Paula Tuffin
		Title:	General Counsel, Chief Compliance Officer and Secretary

Date: August 20, 2026